UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2007

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11512	04-2857552
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27 Drydock Avenue, Boston, Massachusetts		02210-2377
(Address of Principal Executive Offices)		(Zip Code)

(617) 897-2400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Amendment to and Exercise of Warrant B’s; Amendment to Senior Secured Convertible Notes

On July 17, 2007, SatCon Technology Corporation (the “Company”) entered into an Amendment and Exercise Agreement (the “Amendment”) with all of the purchasers who participated in the Company’s July 2006 private placement of $12,000,000 aggregate principal amount of senior secured convertible notes and related warrants (such transaction being referred to herein as the “Private Placement”).  Under the terms of the Private Placement, the Company issued to the purchasers Warrant B’s to acquire 3,636,368 shares of the Company’s common stock at an exercise price of $1.68 per share.  The Amendment amends the Warrant B’s to reduce the exercise price thereof to $1.31 per share and requires the simultaneous exercise of all of the Warrant B’s at such reduced exercise price.  The Company expects to receive gross proceeds of $4,763,642 as a consequence of such exercise.  The funding of such exercise is anticipated to occur on or before July 18, 2007.

The Amendment also amends each senior secured convertible note issued in the Private Placement (the “Notes”) to provide that, absent shareholder approval of the Private Placement transaction, the Company may not issue shares of common stock under the Notes and the Warrant B’s in excess of 19.99% of the Company’s outstanding shares on the closing date of the Private Placement.  The Notes had previously provided that only the shares of common stock issuable upon conversion or redemption of, or as principal or interest on, the Notes would be included in calculating such limitation.  The Amendment also amends the Notes to require the Company to hold a special meeting of shareholders at the earliest practical date after the date of the Amendment, but in no event later than December 31, 2007, for the purpose of obtaining shareholder approval of the Private Placement transaction, with the recommendation of the Company’s Board of Directors that such proposal be approved; provided that no such meeting shall be required to be held if the Notes are no longer outstanding.

Pursuant to the original terms of the Warrant B’s, upon exercise of the Warrant B’s, the warrant holders were entitled to receive additional seven-year warrants to purchase a number of shares of common stock equal to 50% of the number of shares of common stock purchased upon exercise of the Warrant B’s.  As a result of the full exercise of the Warrant B’s, the holders will receive additional warrants to purchase 1,818,184 shares of common stock.  These additional warrants will have an exercise price of $1.815 per share and shall be substantially the same as the Warrant A’s issued in the Private Placement (the “Warrant C’s”).

The terms of the Private Placement (and the related agreements and securities) are described in detail in the Company’s Current Report on Form 8-K dated July 19, 2006 (filed with the Securities and Exchange Commission on July 21, 2006).

A copy of the Amendment is attached hereto as Exhibit 10.1.  A copy of the form of Warrant C is attached hereto as Exhibit 10.2.

Item 3.02                                             Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above with respect to the issuance of the shares upon exercise of the Warrant B’s and the issuance of the Warrant C’s is incorporated herein by reference.

Such shares and the Warrant C’s will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Amendment and Exercise Agreement, dated as of July 17, 2007 by and among the Company and the entities identified on the signature pages thereto.

10.2	Form of Warrant C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: July 18, 2007	By:	/s/ David B. Eisenhaure
David B. Eisenhaure
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment and Exercise Agreement, dated as of July 17, 2007 by and among the Company and the entities identified on the signature pages thereto.

10.2	Form of Warrant C.